As filed with the Securities and Exchange Commission on June 27, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAYTEX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Alberta	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2800, 520 - 3rd. Avenue S.W. Calgary, Alberta, Canada T2P 0R3 (Address of Principal Executive Offices) (Zip Code)

PENN VIRGINIA CORPORATION 2019 MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT WITH JULIA GWALTNEY

AMENDED AND RESTATED PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT WITH JULIA GWALTNEY

RESTRICTED STOCK UNIT AWARD AGREEMENT WITH DARRIN HENKE

AMENDED AND RESTATED PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT WITH DARRIN HENKE

BAYTEX ENERGY CORP. SHARE AWARD INCENTIVE PLAN

(Full title of the plans)

Baytex Energy USA, Inc.

16285 Park Ten Place, Suite 500

Houston, TX 77084

(Name and address of agent for service)

(713) 722-6500

(Telephone number, including area code, of agent for service)

Copies to:

Michael S. Telle Joanna Enns Vinson & Elkins L.L.P. 845 Texas Avenue, Ste. 4700 Houston, Texas 77002 (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐	Smaller Reporting Company ☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Baytex Energy Corp. (the “Registrant”) will send or give to all participants in the Penn Virginia Corporation 2019 Management Incentive Plan, the agreements providing for stand-alone inducement restricted stock unit awards, and the Baytex Energy Corp. Share Award Incentive Plan, as applicable, the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 40-F for the year ended December 31, 2022 (File No. 001-32754) filed with the Commission on February 24, 2023;

(b)	The Registrant’s Reports of Foreign Private Issuer filed on Form 6-K on each of May 4, 2023 and June 27, 2023;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(d)	The description of the Registrant’s common shares, without nominal or par value, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-32754) filed with the Commission on February 21, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Executive Officers.

Under Section 124 of the Business Corporations Act (Alberta) (the “ABCA,”) except in respect of an action by or on behalf of the Registrant to procure a judgment in the Registrant’s favor, the Registrant may indemnify a current or former director or officer or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate (each, a “Related Body Corporate”) of which the Registrant is or was a shareholder or creditor and the heirs and legal representatives of any such persons against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other actions or proceedings in which the director or officer is involved by reason of being or having been a director or officer of the Registrant or Related Body Corporate, if (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that such director’s or officer’s conduct was lawful (collectively, the “Discretionary Indemnification Conditions”).

Notwithstanding the foregoing, the ABCA provides that a person referred to above is entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the person is involved by reason of being or having been a director or officer of the Registrant or Related Body Corporate, if the person seeking indemnity (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (ii) fulfills the Discretionary Indemnification Conditions (collectively, the “Mandatory Indemnification Conditions”). The Registrant may advance funds to a person for the costs, charges and expenses of such a proceeding; however, the person must repay the funds if the person does not fulfill the Mandatory Indemnification Conditions. The indemnification may be made in connection with a derivative action only with approval of the Alberta Court of King’s Bench and only if the Discretionary Indemnification Conditions are met.

The Registrant by-laws provide that, to the maximum extent permitted under the ABCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, or administrative action or proceeding in which the individual is made a party by reason of being or having been a director or officer of the Registrant or such body corporate.

As provided for in the ABCA and as specified in the Registrant’s by-laws, the Registrant may also purchase and maintain insurance for the benefit of any person against any liability incurred by him or her: (i) in his or her capacity as a director or officer of the Registrant, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Registrant; or (ii) in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at the Registrant’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-A/A, filed with the SEC on January 3, 2011 (File No. 001-32754)).

4.2	By-Law No. 1 of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 8-A/A, filed with the SEC on January 3, 2011 (File No. 001-32754)).

4.3	By-Law No. 2 of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form F-4, filed with the SEC on April 7, 2023 (File No. 333-271191)).

5.1*	Opinion of Burnet, Duckworth & Palmer LLP.

23.1*	Consent of KPMG LLP with respect to the Registrant.

23.2*	Consent of McDaniel & Associates Consultants Ltd. with respect to the Registrant and Ranger Oil Corporation.

23.3*	Consent of Grant Thornton LLP with respect to Ranger Oil Corporation.

23.4*	Consent of DeGolyer and MacNaughton with respect to Ranger Oil Corporation.

23.5*	Consent of Burnet, Duckworth & Palmer LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1*	Penn Virginia Corporation 2019 Management Incentive Plan.

99.2*	Restricted Stock Unit Award Agreement with Julia Gwaltney.

99.3*	Amended and Restated Performance Restricted Stock Unit Award Agreement with Julia Gwaltney.

99.4*	Restricted Stock Unit Award Agreement with Darrin Henke.

99.5*	Amended and Restated Performance Restricted Stock Unit Award Agreement with Darrin Henke.

99.6*	Baytex Energy Corp. Share Award Incentive Plan.

107.1*	Calculation of Filing Fee Tables.

* Filed herewith

Item 9. Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on June 27, 2023.

BAYTEX ENERGY CORP.

By:	/s/ Chad L. Kalmakoff
Name:	Chad L. Kalmakoff
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Maclean as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2023.

Signatures	Title

/s/ Eric T. Greager	President, Chief Executive Officer and Director
Eric T. Greager	(Principal Executive Officer)

/s/ Chad L. Kalmakoff	Chief Financial Officer
Chad L. Kalmakoff	(Principal Financial and Accounting Officer)

/s/ Mark R. Bly	Director
Mark R. Bly

Director
Tiffany Thom Cepak

/s/ Trudy M. Curran	Director
Trudy M. Curran

/s/ Don G. Hrap	Director
Don G. Hrap

/s/ Angela S. Lekatsas	Director
Angela S. Lekatsas

/s/ Jennifer A. Maki	Director
Jennifer A. Maki

/s/ David L. Pearce	Director
David L. Pearce

/s/ Steve D.L. Reynish	Director
Steve D.L. Reynish

Director
Jeffrey E. Wojahn

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act, as amended, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative in the United States of Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta), in the State of Delaware, on June 27, 2023.

Authorized U.S. Representative

BAYTEX ENERGY USA, INC.

By:	/s/ Julia Gwaltney
Name:	Julia Gwaltney
Title:	SVP and General Manager, U.S. Eagle Ford Operations